UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of Superior Energy Services, Inc. (the “Company”) was held on May 14, 2014. As of the record date for the Annual Meeting, March 31, 2014, the Company had 157,090,547 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1 – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Harold J. Bouillion	132,691,919	731,890	7,674,838
Enoch L. Dawkins	113,499,254	19,924,555	7,674,838
David D. Dunlap	132,320,089	1,103,720	7,674,838
James M. Funk	132,465,306	958,503	7,674,838
Terence E. Hall	127,828,430	5,595,379	7,674,838
Peter D. Kinnear	132,496,422	927,387	7,674,838
Michael M. McShane	132,164,206	1,259,603	7,674,838
W. Matt Ralls	131,020,095	2,403,714	7,674,838
Justin L. Sullivan	131,580,986	1,842,823	7,674,838

Proposal 2 – Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy statement for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
131,158,582	1,980,468	284,754	7,674,843

Proposal 3 – Ratification of Retention of Auditors. Proposal 3 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. This proposal was approved.

Votes For	Votes Against	Abstentions
140,072,894	904,329	121,423	.

Proposal 4 – Stockholder Proposal Regarding a Human Rights Risk Assessment. Proposal 4 was a stockholder proposal regarding the generation of a report on human rights risks. This proposal was defeated.

Votes For	Votes Against	Abstentions	Broker Non-votes
41,146,914	65,453,051	26,823,932	7,674,750

Item 8.01	Other Events.

On May 15, 2014, the Company issued a press release announcing the voting results of matters considered during the Company’s Annual Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by Superior Energy Services, Inc., May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor Executive Vice President, Treasurer and Chief Financial Officer

Dated: May 19, 2014